Exhibit 1.1
Alpha Natural Resources, Inc.
$250,000,000 Principal Amount
2.375% Convertible Senior Notes due 2015
Underwriting Agreement
April 1, 2008

Underwriting Agreement
April 1, 2008
UBS Securities LLC
Citigroup Global Markets Inc.
     as Managing Underwriters
c/o UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Ladies and Gentlemen:
          Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, $250,000,000 aggregate principal amount of its 2.375% Convertible Senior Notes due 2015 (the “Firm Notes”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional $37,500,000 aggregate principal amount the Company’s 2.375% Convertible Senior Notes due 2015 (the “Additional Notes”). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the “Notes.” The Notes are described in the Prospectus which is referred to below.
          The Notes are to be issued pursuant to a base indenture (the “Base Indenture”) to be dated as of April 7, 2008, between the Company and Union Bank of California, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of the same date and between the same parties. The Notes will be convertible in accordance with their terms and the terms of the Indenture into shares of the common stock (the “Common Stock”) of the Company, $0.01 par value per share (the “Shares”).
          The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-134081) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Act.
          The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Notes, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Notes. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).
          Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Notes.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto. The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Notes by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
          “Disclosure Package,” as used herein, means the Basic Prospectus, any Pre-Pricing Prospectus, in either case together with the Permitted Free Writing Prospectuses, if any, taken together as a whole.
          Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          As used in this agreement (the “Agreement”), “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
          The Company and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 11 hereof, in each case at a purchase price of 97.125% of the principal amount thereof plus accrued interest, if any, from April 1, 2008 to the date of payment and delivery. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Notes as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Notes upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.
          In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the aggregate principal amount of Firm Notes to be purchased by each of them, all or a portion of the Additional Notes as may be necessary to cover over-allotments made in connection with the offering of the Firm Notes, at the same purchase price per note to be paid by the Underwriters to the Company for the Firm Notes. The Over-Allotment Option may be exercised by UBS Securities LLC and Citigroup Global Markets Inc. (the “Representatives”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Company. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the Over-Allotment Option is being exercised and the date and time when the Additional Notes are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Notes to be sold to each

Underwriter shall be the amount which bears the same proportion to the aggregate principal amount of Additional Notes being purchased as the amount of Firm Notes set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate principal amount of Firm Notes, subject to adjustment in accordance with Section 8 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Notes shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Notes to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on April 7, 2008 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Notes shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
          Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Notes. Electronic transfer of the Additional Notes shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
          For the purpose of expediting the checking of the certificates for the Notes by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase or the additional time of purchase, as the case may be.
          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Notes shall be made at the offices of Davis Polk & Wardwell at 450 Lexington Avenue, New York, New York 10017, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Notes or the Additional Notes, as the case may be.
     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;
     (b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, will comply at the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Notes as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act); the Company has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration

Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; as of the date hereof, the Registration Statement meets, and the offering and sale of the Notes as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase and each additional time of purchase, if any, will comply, in all material respects, with the requirements of the Act; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); as of the date hereof, the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the date of any Prospectus Supplement, the time of purchase and any additional time of purchase, if any, the Prospectus, as then amended or supplemented, taken together with any Permitted Free Writing Prospectuses, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus.
     (c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Notes by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Notes, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Notes contemplated hereby is solely the property of the Company;
     (d) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except (i) where the failure to be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, prospects, properties or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”) and (ii) for jurisdictions not recognizing the legal concepts of good standing or qualification;
     (e) the entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company (collectively, the “Subsidiaries”). Each of the Company’s significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X under the Act (each a “Significant Subsidiary”) has been duly incorporated or formed and is an existing limited liability company, corporation or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; and each of the Significant Subsidiaries is duly qualified to do business as a foreign limited liability company, corporation or limited partnership, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except (i) where the failure to be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (ii) for jurisdictions not recognizing the legal concepts of good standing or qualification. All of the limited liability company membership interests, outstanding shares of capital stock (“Subsidiary Shares”) and limited partnership interests (collectively, the “Subsidiary Equity Interests”) of each of the Significant Subsidiaries have been duly authorized and, to the extent certificated, have been validly issued, and all Subsidiary Shares are fully paid and non-assessable. Except as would not reasonably be expected to result in a Material Adverse Effect, and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Subsidiary Equity Interests are owned by the Company, directly or through subsidiaries, free from all liens, encumbrances and security interests, other than liens, encumbrances and security interests imposed in favor of the lenders under (i) the senior secured credit facility of Alpha Natural Resources, LLC, as borrower, and Alpha NR Holding, Inc., as parent guarantor, and (ii) the non-recourse senior secured loan facility of Gallatin Materials LLC, as borrower, each as described in the Disclosure Package and the Prospectus or permitted thereunder;
     (f) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;
     (g) the Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture; the Shares issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance upon conversion of the Notes, and, upon conversion of the Notes in accordance with their terms and the terms of the Indenture will be duly and validly issued and fully paid and nonassessable and the issuance of such Shares will not be subject to any preemptive or similar rights; such Shares are sufficient in number to meet the current conversion requirements (assuming all conditions to such conversion have been satisfied);and the certificates for such Shares will be in due and proper form;
     (h) the Notes have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Notes will not be subject to any preemptive or similar rights;
     (i) the terms of the Notes, the Indenture and authorized capital stock of the Company, including the Shares, conform as to legal matters to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectuses);
     (j) this Agreement has been duly authorized, executed and delivered by the Company;
     (k) neither the Company nor any of the Subsidiaries is (i) in violation of its respective certificate of incorporation, certificate of limited partnership or certificate of formation, as applicable, or by-laws, limited liability company agreement or limited partnership agreement, as applicable, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries or their respective property is bound, except with respect to clause (ii) only, to the extent that such default would not reasonably be expected to have a Material Adverse Effect;
     (l) the issuance and sale of the Notes and the Shares issuable upon conversion of the Notes and the execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any applicable statute or any applicable rule, regulation or order of any governmental agency or body, or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, (ii) any agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties of the Company or any of the Subsidiaries is subject, (iii) any applicable rule or applicable regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), (iv) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, (v) the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company or the certificate of incorporation or certificate of formation, as applicable, or by-laws or limited liability company agreement or limited partnership agreement, as applicable, of any such Subsidiary, except, in the case of clauses (i), (ii), (iii) and (iv) for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect on the consummation of the transactions contemplated hereby by such parties. The Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.
     (m) no consent, approval, authorization, license, or order of, or filing with, any governmental agency or body or any court or any regulatory authority, or approval of the stockholders of the Company, is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance and sale of the Notes or the issuance of Shares upon conversion of the Notes except for (i) the registration of the Notes and the Shares issuable upon conversion of the Notes under the Act and under the Exchange Act, approval for listing of the Shares on the NYSE and such consents, approvals, authorizations, orders, or filings as may be required to be obtained or made under state securities or “blue sky” laws or by the rules and regulations of the Financial Industry Regulatory Authority, Inc., formerly the National Association of Securities Dealers, Inc., in connection with the purchase and sale of the Notes by the Underwriters and (ii) such consents, approvals, authorizations, licenses, orders, or filings which have been previously obtained or made or as to which the failure to so obtain or make would not reasonably be expected, individually or in the aggregate, to have a

Material Adverse Effect on the consummation by the Company of the transactions contemplated by this Agreement or the Indenture;
     (n) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person that would give rise to a valid claim against the Company, any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement and the issuance and sale of the Notes;
     (o) except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to the Registration Statement;
     (p) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for those which the failure to so possess would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;
     (q) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or involving the Company, any of the Subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are threatened in writing or, to the Company’s knowledge, contemplated;
     (r) KPMG LLP, who have audited certain financial statements included in the Prospectus, whose reports appear in the Prospectus and who have delivered the initial letter referred to in Section 6(c) hereof, are independent public accountants as contemplated by the Act;
     (s) the financial statements, together with the related schedules and notes, included in the Registration Statement, the Disclosure Package and the Prospectus, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved;
     (t) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Significant Subsidiaries, taken as a whole, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus;
     (u) the Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
     (v) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and the Significant Subsidiaries taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Significant Subsidiaries hold any leased real or personal property that is material to the Company and the Significant Subsidiaries taken as a whole under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them; provided, that the Company and the Significant Subsidiaries shall not be deemed to hold a less than fully marketable leasehold interest solely because the consent of the lessor to future assignments has not been obtained;
     (w) the Company and the Subsidiaries own, possess, have the right to use, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, except for such failures to so own, possess or have the right to use or acquire such intellectual property rights which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (x) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of the Subsidiaries (except for routine disciplinary and grievance matters) exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (y) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property that, to the knowledge of the Company, is contaminated with any substance that is subject to any environmental laws, is, to the knowledge of the Company, liable for any off-site disposal or contamination pursuant to any environmental laws, or is, to the knowledge of the Company, subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;
     (z) the Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law;
     (aa) the Company and each of the Significant Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (bb) the Company and the Significant Subsidiaries maintain disclosure controls and procedures (as defined as Rule 13a-15 of the Exchange Act) designed to ensure that information required to be disclosed by the Company, including its consolidated subsidiaries, in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act;
     (cc) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as

amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except for any such violation of the FCPA or failure to comply with the FCPA or to institute and maintain such policies and procedures that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (dd) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
     (ee) each pension plan and welfare plan established or maintained by the Company and/or one or more of the Subsidiaries is in compliance with the currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), except where noncompliance would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect;
     (ff) the statements set forth in the Registration Statement, the Disclosure Package and the Prospectus, under the caption “Description of Notes” and “Concurrent Common Stock Offering,” in so far as they purport to constitute a summary of the terms of the Notes and the Shares, under the caption “Description of Notes” and “Description of Other Indebtedness,” in so far as they purport to constitute a summary of the terms of the Company’s material indebtedness, and under the captions “Description of Other Indebtedness Securities” and “Material U.S. Federal Income Tax Consequences,” in so far as they purport to describe the provisions of laws and documents referred to therein, are accurate, complete and fair in all material respects; and
          In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
     4. Certain Covenants of the Company. The Company hereby agrees:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes and the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Notes and the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation, to take any action that would subject it to the service of process or to subject itself to taxation in excess of a normal amount under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Notes and the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes and Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Notes, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense (provided, however, after nine months from the date of the Prospectus, any such preparing, filing and furnishing will be at the expense of the Underwriters), promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;
     (c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Notes may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

     (d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Notes, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Prospectus (provided, however, after nine months from the date of the Prospectus, any such actions will be at the expense of the Underwriters); all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;
     (e) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing (except any documents required to be filed by the Company pursuant to the Exchange Act);
     (f) subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes;
     (g) to pay the fees applicable to the Registration Statement in connection with the offering of the Notes within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act;
     (h) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Company’s expense (provided, however, after nine months from the date of the Prospectus, any such preparing, filing and furnishing will be at the expense of the Underwriters), to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;
     (i) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than May 15, 2009;
     (j) to furnish to you four copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;
     (k) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;
     (l) to pay all costs, expenses, fees and taxes (excluding any fees and disbursements of counsel for the Underwriters, except as set forth in clauses (iv) and (vi) of this Section 4(l) and Section 1) in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), except in each case, as set forth elsewhere in this Section 4, (ii) the registration, issue, sale and delivery of the Notes and the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes and the Shares to the Underwriters and all other costs related to the preparation, issuance, execution, authentication and delivery of the Notes and the Shares, (iii) the producing, word processing and/or printing of this Agreement, the Indenture and the Notes, (iv) the qualification of the Notes or the Shares for offering and sale under state or foreign laws as contemplated by Section 4(a) and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Notes or the Shares on any securities exchange or qualification of the Notes or the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Notes and the Shares by the Financial Industry Regulatory Authority, Inc. (the “FINRA”), formerly the National Association of Securities Dealers, Inc., including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, (ix) any fees payable to investment rating agencies with respect to the rating of the Notes; (x) the costs and charges of the Trustee and any transfer agent, registrar or depositary for the Notes; (xi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in any appropriate market system, (xii) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of the DTC, (xiii) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes, and (xiv) the performance of the Company’s other obligations hereunder. The Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising or other expenses in connection with any offers they may make. It is further understood, however, that the fees and disbursements of counsel for the Underwriters that the Company may be required to pay pursuant to clauses (iv) and (vi) of this Section 4(l) shall not exceed $25,000 in the aggregate;
     (m) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;
     (n) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     The restrictions contained in the preceding paragraph shall not apply to (A) the Notes to be sold hereunder and any related filing of a registration statement or amendment or supplement thereto, (B) the issuance of Shares upon conversion of the Notes, (C) the issuance of Common Stock in connection with the public offering of Common Stock concurrently with this Offering and any related filing of a registration statement or amendment or supplement thereto, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (D) grants, issuances or exercises under any existing employee benefit plans and the Amended and Restated 2005 Long-Term Incentive Plan, (E) the filing of a registration statement on Form S-8 relating to shares of Common Stock issued under any existing employee benefit plans or (F) the issuance of Common Stock or securities exchangeable for, exercisable for or convertible into shares of Common Stock in connection with the acquisition of, or joint venture with, another company.
     (o) prior to the time of purchase or any additional time of purchase, as the case may be, to provide the Underwriters reasonable advance notice of and opportunity to comment on any press release or other communication or press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Notes;
     (p) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Notes by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Prospectus;
     (q) to furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object;
     (r) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Shares issuable upon conversion of the Notes;
     (s) to use its best efforts to cause the Shares issuable upon conversion of the Notes to be listed on the NYSE and to maintain the listing of the Common Stock, including the Shares, on the NYSE; and
     (t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
     (u) to at all times reserve and keep available, free of preemptive rights, shares of Common Stock in an amount sufficient to satisfy the Company’s obligations to issue Shares upon conversion of the Notes; and
     (v) to (i) use its best efforts to cause the Notes, and the Shares issuable upon conversion of the Notes, to be included in the book-entry settlement system of the DTC and (ii) comply with all of its obligations set forth in the representations letter of the Company to the DTC relating to such inclusion.
     5. Reimbursement of Underwriters’ Expenses. If the Notes are not delivered because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, other than by reason of a default by any of the Underwriters as described in Section 8 hereof or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally through the Representatives on demand, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement that are not qualified by materiality, and the accuracy in all material respects of the representations and warranties of the Company contained in this Agreement that are qualified by materiality, on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit B hereto.
     (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vaughn R. Groves, Vice President, General Counsel and Secretary of the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit C hereto.
     (c) You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus Supplement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.
     (e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.
     (f) The Registration Statement shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).
     (g) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (h) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by any of its Chief Executive Officer, President, Chief Financial Officer or General Counsel or any Vice President of the Company, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.
     (i) (i) You shall have received copies, duly executed by the Company and the Trustee, of the Indenture.
     (j) You shall have received each of the signed agreements (each, a “Lock-Up Agreement”) in the form set forth as Exhibit A hereto, of the Company’s directors and officers named in Exhibit A-1 hereto, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.
     (k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Disclosure Package, or the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (l) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.
     (m) There shall exist no event or condition which would constitute a default or an event of default under the Notes or the Indenture.
     (n) The FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.
          If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l) and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Notes to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) (the “Defaulted Notes”) and if the aggregate principal amount of Defaulted Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the aggregate principal amount of Notes to be purchased at such time, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate principal amount of Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Defaulted Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Defaulted Notes shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Firm Notes set forth opposite the names of such non-defaulting Underwriters in Schedule A.
          Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Notes hereunder unless all of the Firm Notes are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval). Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Additional Notes hereunder at an additional time of purchase unless all of the Additional Notes to be purchased by the Underwriters at such additional time of purchase (as set forth in the related written notice referred to in the second paragraph of Section 1 hereof) are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).
          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
          The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.
          If the aggregate principal amount of Defaulted Notes which the defaulting Underwriter or Underwriters agreed to purchase at the time of purchase or any additional time of purchase, as the case may be, exceeds 10% of the total aggregate principal amount of Notes which all Underwriters agreed to purchase hereunder at such time and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder at such time, this Agreement, or, in the case of a default with respect to any Additional Notes, the obligations of the Underwriters to purchase, and of the Company to sell, the Additional Notes that otherwise were to be purchased by the Underwriters at such additional time of purchase, shall terminate without further act or deed and without any liability with respect thereto on the part of the Company to any Underwriter and without any liability with respect thereto on the part of any non-defaulting Underwriter to the Company; provided, however, that, for avoidance of doubt, in the case of such a termination on account of a default with respect to any Additional Notes, this Agreement shall not terminate as to the Firm Notes or any Additional Notes purchased by the Underwriters from the Company pursuant hereto prior to such termination. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     9. Indemnity and Contribution.
     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing) or in any Permitted Free Writing Prospectus, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

     (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     10. Information Furnished by the Underwriters. The statements set forth in the fourteenth paragraph on the cover page of the Prospectus and the statements set forth in the third, fourth and ninth paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.
     11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives: UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 06901, (facsimile: (203) 719-1620) Attention: Liability Management Group, with a copy to (which shall not constitute notice), UBS Securities LLC, Legal and Compliance Department, (facsimile: (203) 719-0680); Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, (facsimile: (212) 816-7912; and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 406 West Main Street, Abingdon, Virginia 24210, (facsimile: (276) 628-3116), Attention: General Counsel.
     12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
     14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     15. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

     18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours, Alpha Natural Resources, Inc.
By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Vice President, Secretary and General Counsel

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A
UBS Securities LLC
Citigroup Global Markets Inc.

By:	UBS Securities LLC

By:	/s/ Jerrod Freund

Name: Jerrod Freund
Title: Director

By:	/s/ Ian Woods

Name: Ian Woods
Title: Executive Director

By:	Citigroup Global Markets Inc.

By:	/s/ Philip Battaglia

Name: Philip Battaglia
Title: Vice President

SCHEDULE A

Principal
Amount of
Underwriter	Firm Notes
UBS SECURITIES LLC	95,000,000
CITIGROUP GLOBAL MARKETS INC.	95,000,000
WACHOVIA CAPITAL MARKETS, LLC	15,000,000
WEDBUSH MORGAN SECURITIES INC.	15,000,000
BB&T CAPITAL MARKETS, A DIVISION OF SCOTT & STRINGFELLOW, INC.	5,000,000.
BMO CAPITAL MARKETS CORP.	5,000,000
DAIWA SECURITIES AMERICA INC.	5,000,000
NATCITY INVESTMENTS, INC.	5,000,000
PNC CAPITAL MARKETS LLC	5,000,000
SG AMERICAS SECURITIES, LLC	5,000,000

Total	$250,000,000

SCHEDULE B
     Combined Pricing Term Sheet dated April 1, 2008.

SCHEDULE C

State of Incorporation or
	Name of Subsidiary	Organization
1.	Alpha Coal Sales Co., LLC	Delaware
2.	Alpha Land and Reserves, LLC	Delaware
3.	Alpha Natural Resources, Inc.	Delaware
4.	Alpha Natural Resources, LLC	Delaware
5.	Alpha Natural Resources Capital Corp.	Delaware
6.	Alpha Natural Resources Services, LLC	Delaware
7.	Alpha Terminal Company, LLC	Delaware
8.	AMFIRE, LLC	Delaware
9.	AMFIRE Holdings, Inc.	Delaware
10.	AMFIRE Mining Company, LLC	Delaware
11.	AMFIRE WV, L.P.	Delaware
12.	Black Dog Coal Corp.	Virginia
13.	Brooks Run Mining Company, LLC	Delaware
14.	Buchanan Energy Company, LLC	Virginia
15.	Callaway Land and Reserves, LLC	Delaware
16.	Callaway Natural Resources, Inc.	Delaware
17.	Cobra Natural Resources, LLC	Delaware
18.	Dickenson-Russell Coal Company, LLC	Delaware
19.	Dickenson-Russell Land and Reserves, LLC	Delaware
20.	Enterprise Land and Reserves, Inc.	Florida
21.	Enterprise Mining Company, LLC	Delaware
22.	Esperanza Coal Co., LLC	Delaware
23.	Gallatin Materials LLC	Delaware
24.	Herndon Processing Company, LLC	West Virginia
25.	Kepler Processing Company, LLC	West Virginia
26.	Kingwood Mining Company, LLC	Delaware
27.	Litwar Processing Company, LLC	West Virginia
28.	Maxxim Rebuild Co., LLC	Delaware
29.	Maxxim Shared Services, LLC	Delaware
30.	Maxxum Carbon Resources, LLC	Delaware
31.	McDowell-Wyoming Coal Company, LLC	Delaware
32.	Nicewonder Contracting, Inc.	West Virginia
33.	Palladian Holdings, LLC	Delaware
34.	Palladian Lime, LLC	Delaware
35.	Paramont Coal Company Virginia, LLC	Delaware
36.	Powers Shop, LLC	Virginia
37.	Premium Energy, LLC	Delaware
38.	Riverside Energy Company, LLC	West Virginia
39.	Solomons Mining Company	West Virginia
40.	Twin Star Mining, Inc.	West Virginia

State of Incorporation or
	Name of Subsidiary	Organization
41.	Virginia Energy Company, LLC	Delaware
42.	White Flame Energy, Inc.	West Virginia

EXHIBIT A
Lock-Up Agreement
[ ], 2008
UBS Securities LLC
Citigroup Global Markets Inc.
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein
c/o UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), and you and the other underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), with respect to the public offering (the “Offering”) by the Company of its 2.375% Convertible Senior Notes due 2015.
     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC and Citigroup Global Markets Inc. (the “Representatives”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.01 per share of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions by any person relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing by any party under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) if the undersigned is an executive officer of the Company, (i) sales or other dispositions of Common Stock pursuant to written trading plans designed to comply with Rule 10b5-1 of the Exchange Act (“10b5-1 Plans”) that were existing on or prior to the date hereof or (ii) the entry by the undersigned into new 10b5-1 Plans, provided that no sales or other dispositions pursuant to this clause (b)(ii) may occur under such plans until the expiration of the restricted period referred to in the foregoing sentence, (c) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts to charitable organizations, (d) other than to charitable organizations, transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts, or as a result of testate, intestate succession or bona fide estate planning, (e) transfers by the undersigned to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held, directly or indirectly, by the undersigned, (f) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (c), (d) or (e), (i) each transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) the undersigned and the transferee shall not be required to, and shall not voluntarily, file a report under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence; provided, further, that this clause (ii) shall not apply to (c) above with respect to any transfers of shares of Common Stock by Michael J. Quillen to the Michael J. Quillen Family Limited Partnership, or such other limited partnership, trust or investment vehicle, in connection with bona fide estate planning, provided that the Michael J. Quillen Family Limited Partnership, or such other limited partnership, trust or investment vehicle, as applicable, complies with the requirements of clause (i) above. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Offering, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s share of Common Stock except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
* * *

     If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1
LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position

1. Michael J. Quillen	Chairman of the Board of Directors and Chief Executive Officer

2. Mary Ellen Bowers	Director

3. John S. Brinzo	Director

4. Hermann Buerger	Director

5. E. Linn Draper, Jr.	Director

6. Glenn A. Eisenberg	Director

7. John W. Fox, Jr.	Director

8. Ted G. Wood	Director

9. Kevin S. Crutchfield	Director and President

10. Randy L. McMillion	Vice President of Operations

11. Joachim V. Porco	Vice President

12. David C. Stuebe	Vice President and Chief Financial Officer

13. Vaughn R. Groves	Vice President and General Counsel

14. Eddie W. Neely	Vice President and Controller

A-1-1

EXHIBIT B
FORM OF OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

EXHIBIT C
FORM OF GENERAL COUNSEL OPINION

EXHIBIT D
OFFICERS’ CERTIFICATE
          Each of the undersigned officers of Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), on behalf of the Company, does hereby certify pursuant to Section 6(h) of that certain Underwriting Agreement dated April 1, 2008 (the “Underwriting Agreement”) between the Company and, on behalf of the several Underwriters named therein, UBS Securities LLC and Citigroup Global Markets Inc., that as of April 7, 2008:
1.	He has reviewed the Registration Statement, the Disclosure Package, and the Prospectus.

2.	The representations and warranties of the Company set forth in the Underwriting Agreement that are not qualified by materiality are true and correct, and the representations and warranties of the Company set forth in the Underwriting Agreement that are qualified by materiality are true and correct in all material respects, as of the date hereof and as if made on the date hereof.

3.	The Company has in all material respects performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	At or prior to the date hereof, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus.

5.	To the best of his knowledge, the condition set forth in paragraph (g) of Section 6 of the Underwriting Agreement has been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.
          In Witness Whereof, the undersigned have hereunto set their hands on this [ ], 2008.

Name:
Title:

Name:
Title: